PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated June 16, 2000
and June 15, 2000, respectively)                                  Rule 424(b)(3)
Prospectus number: 1983


                            Merrill Lynch & Co., Inc.



                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:               $25,000,000


CUSIP Number:                   59018S7K4


Interest Rate:                  7.06000%


Original Issue Date:            June 21, 2000


Stated Maturity Date:           June 21, 2001


Interest Payment Dates:         At Maturity
                                0

Repayment at the Option
of the Holder:                  The Notes cannot be repaid prior to the Stated
                                Maturity Date.

Redemption at the Option
of the Company:                 The Notes cannot be redeemed prior to the Stated
                                Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                        The Chase Manhattan Bank

Dated:                          June 19, 2000